(RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /

CHECK THE APPROPRIATE BOX:
/  / Preliminary Proxy Statement
/X / Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/  / Confidential, for use of the Commission only (Rule 14a-6(e)(2))

                         Capital World Bond Fund, Inc.
               (Name of Registrant as Specified In Its Charter)
                               Julie F. Williams
                  (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

 1)  Title of each class of securities to which transaction applies:
 2)  Aggregate number of securities to which transaction applies:
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filling fee is calculated and state how it was determined):
 4)  Proposed maximum aggregate value of transaction:
 5)  Total fee paid:

/  / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

 1)  Amount Previously paid:
 2)  Form, Schedule or Registration Statement No.:
 3)  Filing Party:
 4)  Date Filed:

                     CAPITAL WORLD BOND FUND, INC.
           333 South Hope Street, Los Angeles, California  90071


Fellow Shareholders:

We are writing to inform you of the upcoming meeting of the shareholders of Capital World Bond Fund, Inc. (the "Fund") to be held at the offices of The Capital Group Companies, Inc., 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California, on Thursday, November 18, 1999 at 3:00 p.m., local time (the "Meeting"). At this meeting, you are being asked to vote on important proposals affecting the Fund. THE BOARD OF DIRECTORS OF THE FUND BELIEVES THAT THESE PROPOSALS ARE IN THE BEST INTERESTS OF THE FUND AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU APPROVE ALL PROPOSALS PRESENTED FOR YOUR CONSIDERATION.

At the Meeting, you will be asked to vote on:

1. The election of a Board of 10 Directors (Proposal 1).

2. A proposal to amend the Fund's Articles of Incorporation reducing the par value per share of the Fund's capital stock from $0.01 to $0.001 in order to reduce certain costs (Proposal 2).

3. A proposal to permit the Fund to invest a portion of its assets in below investment grade debt securities (Proposal 3).

4. A proposal to eliminate or revise certain of the Fund's investment restrictions (Proposal 4).

5. The ratification of the selection, by the Board of Directors of Deloitte & Touche LLP as independent accountants for the Fund for the fiscal year 2000 (Proposal 5).

6. Any other business that may come before the Meeting (we are not currently aware of any other items to be considered).

Some key points about Proposals 2, 3 and 4 are described below. The proposals are described in more detail in the full text of the Proxy statement which you should read before you vote.

ABOUT PROPOSAL 2:

 In Proposal 2, we are asking you to approve an amendment to the Fund's Articles of Incorporation reducing the par value per share of the Fund's capital stock. When the Fund increases its authorized capital stock, it must pay a fee to Maryland, its state of incorporation, based on the aggregate par value of the new shares. Therefore, a reduced par value per share will reduce the amount the Fund pays in fees for the registration of its shares. THE LOWER PAR VALUE WILL HAVE NO EFFECT ON THE VALUE OF YOUR SHARES.

                                 *     *     *

ABOUT PROPOSAL 3:

 Since the Fund's inception in 1987, global bond markets have expanded rapidly. Many securities currently available represent attractive investment opportunities, consistent with the Fund's investment objective. Some of these securities are rated below investment grade. Capital Research and Management Company, the Fund's investment adviser, has recommended that the Fund revise its investment policies to permit the Fund to invest a portion (up to 25%) of its net assets in below investment grade debt securities. ALTHOUGH INVESTMENTS IN BELOW INVESTMENT GRADE SECURITIES MAY PRESENT CERTAIN RISKS, THE PROPOSED CHANGE OFFERS SIGNIFICANT BENEFITS TO THE FUND AND ITS SHAREHOLDERS, INCLUDING THE POTENTIAL FOR GREATER DIVERSIFICATION AND INCREASED RETURNS OVER TIME.
THE BOARD HAS APPROVED THIS PROPOSAL, SUBJECT TO SHAREHOLDER APPROVAL.

ABOUT PROPOSAL 4:

 Because the Fund was formed a number of years ago, it is subject to a number of investment restrictions that do not reflect current conditions, practices or legal requirements. In one case a restriction, although described as "fundamental" because it requires shareholder approval to modify, was originally adopted in response to state regulation that no longer applies to the Fund. In other cases, we believe the language of the restrictions should be modified to reflect current standards. We are also requesting that certain restrictions be re-classified as non-fundamental, requiring only Board approval to change. You may vote for any or all of the changes that are the subject of Proposal 4 by so indicating on your Proxy card. THIS PROPOSAL WILL NOT AFFECT THE FUND'S INVESTMENT OBJECTIVES, WHICH REMAIN UNCHANGED. MOREOVER, THE BOARD DOES NOT ANTICIPATE THAT THE CHANGES, INDIVIDUALLY OR IN THE AGGREGATE, WILL INCREASE TO A MATERIAL DEGREE THE LEVEL OF INVESTMENT RISK ASSOCIATED WITH AN INVESTMENT IN THE FUND.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THESE PROPOSALS.

 We are sure that you, like most people, lead a busy life and are tempted to put this Proxy aside for another day. Please don't delay. When shareholders do not return their proxies, additional expenses are incurred to pay for follow-up mailings and telephone calls.

PLEASE TAKE A FEW MINUTES TO REVIEW THIS PROXY STATEMENT AND SIGN AND RETURN THE ENCLOSED PROXY CARD TODAY. YOU MAY ALSO VOTE YOUR PROXY BY TELEPHONE
OR THE INTERNET BY FOLLOWING INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY INSERT. Please be sure to sign and return each Proxy card regardless of how many you receive.

 If you have any questions regarding the issues to be voted on or need assistance in completing your Proxy card, please contact us at (800) 421-0180. Thank you for investing with us and for your continuing support.

Sincerely,

/s/ Paul G. Haaga, Jr.                 /s/ Abner D. Goldstine
Paul G. Haaga, Jr.                     Abner D. Goldstine
Chairman of the Board                  President


                        CAPITAL WORLD BOND FUND, INC.

                       NOTICE OF MEETING OF SHAREHOLDERS
                           NOVEMBER 18, 1999

TO THE SHAREHOLDERS OF
CAPITAL WORLD BOND FUND, INC.

 A Meeting of Shareholders of Capital World Bond Fund, Inc. (the "Fund") will be held at the offices of The Capital Group Companies, Inc., 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California, on Thursday, November 18, 1999 at 3:00 P.M., local time, to consider and vote on the following matters described under the corresponding numbers in the accompanying Proxy Statement:

 (1) election of a board of 10 Directors;

(2) approval of amendment to the Fund's Articles of Incorporation reducing the par value per share of the Fund's capital stock from $0.01 to $0.001;

(3) approval of non-fundamental investment policy permitting the Fund to invest in below investment grade debt securities;

 (4) approval of the elimination or revision of certain of the Fund's fundamental investment policies;

 (5) ratification of the selection of Deloitte & Touche LLP as the independent accountant for the Fund for the fiscal year 2000; and

 (6) such other matters as may properly come before the meeting.

 You are entitled to vote if you held shares of the Fund at the close of business on August 25, 1999.

THE PROPOSED BUSINESS CANNOT BE CONDUCTED AT THE ANNUAL MEETING UNLESS THE HOLDERS OF A MAJORITY OF THE SHARES OF THE FUND OUTSTANDING ON THE RECORD DATE ARE PRESENT IN PERSON OR BY PROXY. THEREFORE, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

    By order of the Board of Directors,
    /s/ Julie F. Williams
    JULIE F. WILLIAMS
    SECRETARY


September 23, 1999

                                    IMPORTANT


YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF  SENDING
FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY INSERT.

                        CAPITAL WORLD BOND FUND, INC.
            333 SOUTH HOPE STREET, LOS ANGELES, CALIFORNIA 90071

                               PROXY STATEMENT
                          MEETING OF SHAREHOLDERS
                              NOVEMBER 18, 1999


 The enclosed Proxy is solicited by the Board of Directors of the Fund in connection with the Meeting of Shareholders to be held on Thursday, November 18, 1999. Every Proxy returned in time to be voted at the meeting will be voted and, if you specify how to vote on any proposal, the Proxy will be voted accordingly. Unless you specify otherwise, the Proxy will be voted in favor of the proposal. You can revoke a Proxy prior to its exercise, either by filing with the Fund a written notice of revocation, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person. This Proxy was first mailed to shareholders on or about September 23, 1999.

 At the close of business on August 25, 1999, the record date fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding 36,893,030 shares of capital stock, $0.01 par value per share, the only authorized class of voting securities of the Fund (the "Shares"). Each Share is entitled to one vote. There is no provision for cumulative voting. No person owned of record or was known by the Fund to own beneficially 5% or more of the outstanding Shares of the Fund.

 With respect to the election of directors (Item 1), the ten nominees receiving the highest number of votes will be elected. The vote required to approve Item 2 is the affirmative vote of more than 50% of all outstanding voting Shares on the record date. The vote required to approve Items 3 and 4 is the affirmative vote of the lesser of (a) 67% or more of all Shares present and entitled to vote at the meeting, provided the holders of more than 50% of all outstanding Shares are present or represented by proxy, or (b) more than 50% of all outstanding Shares on the record date. The vote required to approve Item 5 is the affirmative vote of a majority of the Shares present or represented by Proxy.

 If sufficient votes are not received by the meeting date, a person named as proxy may propose one or more adjournments of the meeting for a period up to 120 days in the aggregate to permit further solicitation of Proxies. The persons named as proxies may vote all Proxies in favor of such adjournment. Signed but unmarked Proxies will be voted for the directors nominated below and in favor of all proposals. Shareholders who return Proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). If brokers holding Shares for their customers in Street Name have not received instructions and are not authorized to vote without instruction, those shares also will be treated as abstentions.

1. ELECTION OF DIRECTORS

 Ten directors are to be elected at the meeting, each to hold office until their resignation or removal and until a successor is elected and qualified. Because meetings of shareholders will not be held each year, the directors' terms will be indefinite in length. All of the nominees for director except Richard G. Capen, Don R. Conlan and Frank M. Sanchez were elected by shareholders at their last Annual Meeting on March 2, 1995. Mr.
Conlan was elected by directors effective December 16, 1996.    Messrs. Capen
and Sanchez were elected by directors effective January 1, 1999. Herbert Hoover III, a director since 1987, has reached the Fund's retirement age and is not seeking for re-election.

 Each of the nominees has agreed to serve as director if elected. If, due to presently unforeseen circumstances, any nominee should not be available for election, the persons named as proxies will vote the signed but unmarked Proxies and those marked for the nominated directors for such other nominee as the present directors may recommend. The table below sets forth certain information regarding the nominees.

NAME OF             CURRENT PRINCIPAL         YEAR          MEMBERSHIPS ON BOARD           SHARES OF THE
NOMINEE             OCCUPATION AND            FIRST         OF OTHER REGISTERED            FUND
(POSITION           PRINCIPAL                 ELECTED       INVESTMENT COMPANIES           BENEFICIALLY
WITH FUND)          EMPLOYMENT                A             AND PUBLICLY HELD              OWNED, DIRECTLY
AND AGE             DURING PAST FIVE          TRUSTEE       COMPANIES                      OR INDIRECTLY,
                    YEARS #                                                                AT AUGUST 25,
                                                                                           1999

                                                                                                   THE
                                                                                                   AMERICAN
                                                                                                   FUNDS
                                                                                           FUND    GROUP
Richard G.          Corporate Director        1999          The American Funds             66      33,192
Capen, Jr.          and author; former                      Group:
                    United States                           (Director/Trustee - 4
(Trustee)           Ambassador to                           other funds)
63                  Spain; former Vice
                    Chairman of the
                    Board, Knight
                    Ridder, Inc.;
                    former Chairman and
                    Publisher, The
                    Miami Herald

H. Frederick        Private investor.         1987          The American Funds             448     382,158
Christie            Former President                        Group:
                    and Chief Executive                     (Director/Trustee -
(Trustee)           Officer, the                            16 other funds)
66                  Mission Group (non-utility holding      The American Variable
                    company, subsidiary                     Insurance Series
                    of Southern
                    California Edison
                    Company)

Don R. Conlan       President                 1996          The American Funds              66    1,754,176+
*                   (retired), The                          Group:
(Trustee)           Capital Group                           (Director/Trustee -
63                  Companies, Inc.                         11 other funds)

Diane C.            CEO and President,        1994          The American Funds              89       2,759
Creel               The Earth                               Group:
                    Technology                              (Director/Trustee -
(Trustee)           Corporation                             11 other funds)
50                  (international                          Allegheny Teledyne Incorporated
                    consulting                              B.F. Goodrich
                    engineering)

Martin Fenton       Chairman, Senior          1989          The American Funds             286      28,733
                    Resource Group, LLC                     Group:
(Trustee)           (development and                        (Director/Trustee -
64                  management of                           13 other funds)
                    senior living                           The American Variable
                    communities)                            Insurance Series
                                                            Raintree Healthcare
                                                            Corporation

Leonard R.          President, Fuller         1994          The American Funds              89       6,394
Fuller              Consulting                              Group:
                    (financial                               (Director/Trustee - 11
(Trustee)           management                              other funds)
52                  consulting firm)                        The American Variable
                                                            Insurance Series

Abner D.            Capital Research          1987          The American Funds            8,555+    2,832,470+
Goldstine*          and Management                          Group:
(President          Company, Senior                         (Director/Trustee -
and Trustee)        Vice President and                      11 other funds)
69                  Director

Paul G.             Capital Research          1992          The American Funds            8,899+   461,667+
Haaga, Jr. *        and Management                          Group:
(Chairman of        Company, Executive                      (Director/Trustee -
the Board) 50       Vice President and                      13 other funds)
                    Director

Richard G.          Chairman, President       1991          The American Funds            141     43,391
Newman              and CEO AECOM                           Group:
                    Technology                              (Director/Trustee -
(Trustee)           Corporation                             12 other funds)
64                  (architectural
                    engineering)

Frank M.            Principal, The            1999          The American Funds             131    8,838
Sanchez             Sanchez Family                          Group:
                    Corporation dba                         (Director/Trustee - 2
(Trustee)           McDonald's                              other funds)
55                  Restaurants
                    (McDonald's
                    licensee)


_____________

#   Corporate positions, in some instances, may have changed during this period.

* Is considered an "interested person" of the Fund within the meaning of the Investment Company Act of 1940 (the "1940 Act"), on the basis of affiliation with Capital Research and Management Company (the "Investment Adviser"). The Investment Adviser is a wholly owned subsidiary of The Capital Group Companies, Inc.

+ Includes Shares beneficially held under a master retirement plan.

Capital Research and Management Company manages The American Funds Group consisting of 29 funds: AMCAP Fund, American Balanced Fund, Inc., American High-Income Municipal Bond Fund, Inc., American High-Income Trust, American Mutual Fund, Inc., The Bond Fund of America, Inc., The Cash Management Trust of America, Capital Income Builder, Inc., Capital World Growth and Income Fund, Inc., Capital World Bond Fund, Inc., EuroPacific Growth Fund, Fundamental Investors, Inc., The Growth Fund of America, Inc., The Income Fund of America, Inc., Intermediate Bond Fund of America, The Investment Company of America, Limited Term Tax-Exempt Bond Fund of America, The New Economy Fund, New Perspective Fund, Inc., New World Fund, Inc., SMALLCAP World Fund, Inc., The Tax-Exempt Bond Fund of America, Inc., The Tax-Exempt Fund of California, The Tax-Exempt Fund of Maryland, The Tax-Exempt Fund of Virginia, The Tax-Exempt Money Fund of America, The U.S. Treasury Money Fund of America, U.S. Government Securities Fund and Washington Mutual Investors Fund, Inc. Capital Research and Management Company also manages American Variable Insurance Series and Anchor Pathway Fund which serve as the underlying investment vehicle for certain variable insurance contracts; and Endowments, whose shareholders are limited to (i) any entity exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended ("501(c)(3) organization"); (ii) any trust, the present or future beneficiary of which is a 501(c)(3) organization; and (iii) any other entity formed for the primary purpose of benefiting a 501(c)(3) organization. An affiliate of Capital Research and Management Company, Capital International, Inc., manages Emerging Markets Growth Fund, Inc.


The Fund has an Audit Committee composed of Richard G. Capen, Jr., H. Frederick Christie and Leonard Fuller. The Committee's functions include such specific matters as recommending the independent accountant to the Board of Directors, reviewing the audit plan and results of the audits and considering other matters deemed appropriate for consideration by the Board of Directors and/or the Committee.

The Fund has a Nominating Committee composed of all directors who are not considered to be "interested persons" of the Fund within the meaning of the 1940 Act. The Committee's functions include selecting and recommending to the Board of Directors nominees for election as directors of the Company. While the Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions must be sent in writing to the Nominating Committee of the Fund, c/o the Fund's Secretary, and must be accompanied by complete biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to consideration of his or her name by the Committee.

The Fund has a Contracts Committee composed of all directors who are not considered to be "interested persons" of the Fund within the meaning of the 1940 Act. The Contracts Committee's function is to request, review and consider the information deemed necessary to evaluate the terms of the investment advisory and principal underwriting agreements and the Plan of Distribution under rule 12b-1 that the Fund proposes to enter into, renew or continue and to make its recommendations to the full
Board of Directors on these matters.

  Each director is paid a fee of $1,500 per annum plus $200 for each Board of Directors meeting attended and $200 for each meeting attended as a member of a committee of the Board of Directors.

 There were four Board of Directors, two Audit Committee, one Nominating Committee and one Contracts Committee meetings during the year ended September 30, 1998. All incumbent directors attended at least 75% of all Board meetings and meetings of the committees of which they were members.

 The Fund pays no salaries or other compensation to its directors other than directors' fees, which are paid to those directors who are unaffiliated with the Investment Adviser as described below.

                             DIRECTOR COMPENSATION

Director                            Aggregate Compensation      Total Compensation (including    Total Number of
                                    (including Voluntarily      Voluntarily Deferred Compensation)  Fund Boards on
                                    Deferred Compensation/1/)   from all Funds Managed by         which Director
                                    from the Fund during        Capital Research and Management
                                    Fiscal Year ended 9/30/98   Company during the Fiscal Year
                                                                ended 9/30/98

Richard G. Capen, Jr.               none/3/                     $33,250                 5
H. Frederick Christie               $4,500/4/                   180,700                 19
Don R. Conlan                       none/5/                     none/5/                 12
Diane C. Creel                      3,700/4/                    44,250                  12
Martin Fenton                       4,100/4/                    122,584                 15
Leonard R. Fuller                   4,500/4/                    49,850                  13
Abner D. Goldstine                  none/5/                     none/5/                 12
Paul G. Haaga, Jr.                  none/5/                     none/5/                 14
Richard G. Newman                   4,100/4/                    100,650                 13
Frank M. Sanchez                    none/3/                     none/3/                 3


1 Amounts may be deferred by eligible directors under a non-qualified deferred compensation plan adopted by the Fund in 1993. Deferred amounts accumulate at an earnings rate determined by the total return of one or more funds in The American Funds Group as designated by the director.

2 Includes funds managed by Capital Research and Management Company and affiliates.

3 Richard G. Capen, Jr. and Frank M. Sanchez became directors of the Fund in 1999 and as such had not received any remuneration from the Fund as of its 9/30/98 fiscal year end.

4 Since the deferred compensation plan's adoption in 1993, the total amount of deferred compensation accrued by the Fund (plus earnings thereon) for participating directors is as follows: H. Frederick Christie ($7,050), Diane
C. Creel ($649), Martin Fenton ($7,351), and Richard G. Newman ($16,014).

5 Don R. Conlan, Abner D. Goldstine and Paul G. Haaga, Jr. are affiliated with the Fund's Investment Adviser and, accordingly, receive no remuneration from the Fund.

                           Other Executive Officers

Name (Position with Fund)                      Principal Occupation/1/                  Officer
and Age                                                                                 Continuously
                                                                                        Since /2/

Mark H. Dalzell                    44          Vice President - Investment               1998
(Vice President)                               Management Group,
                                               Capital Research and Management
                                               Company

Michael J. Downer                  44          Senior Vice President - Fund Business    1994
(Vice President)                               Management Group, Capital Research and
                                               Management Company

Julie F. Williams                  51          Vice President - Fund Business            1986
(Secretary)                                    Management Group,
                                               Capital Research and Management
                                               Company

Anthony W. Hynes, Jr.              36          Vice President - Fund Business            1993
(Treasurer)                                    Management Group,
                                               Capital Research and Management
                                               Company


/1/ The occupations shown reflect the principal employment of each individual during the past five years. Corporate positions, in some instances, may have changed during this period.

/2/ Officers hold office until their respective successors are elected, or until they resign or are removed.

 NO OFFICER, DIRECTOR OR EMPLOYEE OF THE INVESTMENT ADVISER RECEIVES ANY REMUNERATION FROM THE FUND. ALL DIRECTORS AND OFFICERS AS A GROUP OWNED BENEFICIALLY FEWER THAN 1% OF THE SHARES OUTSTANDING ON AUGUST 25, 1999.

2. APPROVAL OF AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION (REDUCTION IN PAR VALUE)

 On August 10, 1999, the Fund's Board of Directors unanimously voted to approve an amendment to the Fund's Articles of Incorporation to reduce the par value of shares of capital stock of the Fund from $.01 to $0.001 per share, and to submit the amendment to the Fund's shareholders with the Board's recommendation that it be approved.

 Under Maryland law, the par value of shares determines the amount of a corporation's stated capital. Stated capital has little meaning in the case of an investment company like the Fund. However, when the Fund's increases its authorized capital stock, it must pay a registration fee to the State of Maryland based on the aggregate par value of the new shares. This change will have no effect on the value of your shares. The Board of Directors therefore recommends that the par value of the Fund's shares of capital stock be reduced in order to save the Fund some expense in connection with the proposed increase in authorized capital stock.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSAL.

3. APPROVAL OF NON-FUNDAMENTAL INVESTMENT POLICY PERMITTING THE FUND TO INVEST IN BELOW INVESTMENT GRADE SECURITIES

INTRODUCTION

 The Fund is subject to investment restrictions which establish percentage and other limits that govern its investment activities. Under the Investment Company Act of 1940 (the "1940 Act"), investment restrictions relating to certain activities are required to be "fundamental," which means that any changes require shareholder approval. Investment companies, including the Fund, are permitted to designate additional restrictions as fundamental. They may also adopt "non-fundamental" investment restrictions, which may be changed by the Fund's Board of Directors without shareholder approval.

CURRENT POLICIES

  The Fund's stated investment objective, which is a fundamental policy, is "to provide you, over the long term, with a high level of total return consistent with prudent investment management." Since the Fund's inception in 1987, as a matter of non-fundamental policy, the Fund has limited its investments to investment grade debt securities. These are securities rated Baa/BBB or better by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") or unrated but determined to be of comparable quality by the Fund's investment adviser. A description of Moody's and S&P ratings appears in Appendix A hereto.

PROPOSED CHANGE

 Global bond markets have expanded rapidly since the Fund began operations more than a decade ago. A large increase in securities issuance by sovereign and corporate entities has occurred in both developed and developing countries throughout the world. Many securities currently available represent attractive investment opportunities that would also be consistent with the Fund's investment objective. Some of these securities are rated below investment grade.
Although investments in below investment grade securities may present certain risks (as described below), they also provide opportunities for better diversification and increased returns over time.

 In light of these developments, Capital Research and Management Company, the Fund's investment adviser, has recommended that the Board of Directors modify the Fund's current policy to permit the Fund to invest a portion (up to 25%) of its net assets in below investment grade debt securities. The text of the proposed policy is set forth below.

PROPOSED TEXT (NON-FUNDAMENTAL)

The Fund may invest up to 25% of its net assets in below investment grade debt securities (those rated Ba or below by Moody's and BB or below by S&P or unrated but determined to be of comparable quality).

 The Fund's current policy regarding credit quality is a non-fundamental policy which does not require shareholder approval to modify. However, the Board of Directors has determined that it would be desirable to obtain shareholder approval of the proposal before it becomes effective.

DISCUSSION

 Below investment grade debt securities (also known as "high-yield" or "junk" bonds) have higher yields than investment grade bonds. However, they often have speculative characteristics that make them riskier than investment grade securities. For example, they may be subject to greater market fluctuations and a greater risk of default because of the issuer's low creditworthiness. Their prices may decline significantly during periods of general economic difficulty, and they may be less marketable. Capital Research and Management Company would attempt to reduce these risks through diversification of the portfolio, by credit analysis of each issuer as by monitoring broad economic trends and corporate developments.

 Currently, investments in securities of developing countries are limited to investment grade debt obligations. Allowing for investments in below investment grade developing market debt could heighten the risks normally associated with investing outside the U.S., including currency fluctuations or currency controls, political, social and economic instability, expropriation or confiscatory taxation, differing securities regulations, and administrative difficulties such as delays in clearing and settling portfolio transactions. However, the investment adviser believes the proposed change offers significant benefits to the Fund and its shareholders, including the potential for greater diversification and increased returns over time.

 The investment adviser has discussed this proposal with the Board of Directors and explained the potential advantages and risks. The Board of Directors has approved the proposal, subject to shareholder approval. If the new policy is approved by shareholders, the Fund's prospectus and statement of additional information will be revised to reflect this change. The policy, once effective, could be revised further by the Board of Directors without shareholder approval. If this change is not approved, the Fund's current policy of investing only in investment grade securities will remain in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THIS
PROPOSAL.

4. APPROVAL OF THE ELIMINATION OR REVISION OF CERTAIN OF THE FUND'S FUNDAMENTAL INVESTMENT POLICIES

INTRODUCTION AND SUMMARY

 Some of the Fund's existing fundamental investment restrictions reflect regulatory, business or industry conditions, practices or requirements that have changed or no longer exist. With the passage of time, the development of new practices, and changes in regulatory standards, management believes certain fundamental restrictions ought to be revised, eliminated or reclassified as non-fundamental.

 The Board of Directors, together with the Fund's senior officers, have analyzed the current fundamental investment restrictions, and have concluded that five restrictions should be amended. One restriction would be revised but remain fundamental, three restrictions would be eliminated and one restriction would be revised and reclassified as non-fundamental.

 The proposed investment restrictions have been drafted to maintain important investor protections while providing flexibility to respond to future legal, regulatory and market changes. By reducing the number of policies that can be changed only by shareholder vote, the Board of Directors and the Fund will have greater flexibility to modify Fund policies, as appropriate, in response to changing markets and in light of new investment opportunities and instruments. The Fund will then be able to avoid the costs and delays associated with a shareholder meeting when making changes to the non-fundamental investment policies that the Board may consider desirable.

 IMPORTANTLY, THE PROPOSED AMENDMENTS DO NOT AFFECT THE INVESTMENT OBJECTIVE OF
YOUR FUND, WHICH REMAINS UNCHANGED.   MOREOVER, THE BOARD DOES NOT ANTICIPATE
THAT THE CHANGES SET FORTH WITHIN THIS PROPOSAL, INDIVIDUALLY OR IN THE AGGREGATE, WILL CHANGE TO A MATERIAL DEGREE THE LEVEL OF INVESTMENT RISK ASSOCIATED WITH AN INVESTMENT IN THE FUND.

 The text of each proposed change to the Fund's fundamental restrictions is set forth below. Shareholders may vote for any or all of the changes that are the subject of Proposal 4. If the proposed changes are approved by the Fund's shareholders, the Fund's prospectus and statement of additional information will be revised, as appropriate, to reflect those changes.

RESTRICTION PROPOSED TO BE REVISED BUT REMAIN FUNDAMENTAL

4A. LENDING ACTIVITIES

 Under the 1940 Act, the Fund is required to have a fundamental restriction addressing its lending activities. These activities are also subject to certain restrictions. Under the 1940 Act, loans of securities and other assets are generally permitted up to 33-1/3% of a fund's total assets. The Fund's current fundamental policy states that the Fund may not make loans, except that it may invest in debt securities, enter into repurchase agreements, and lend portfolio securities.

 Under revised fundamental and non-fundamental policies, the Fund would be permitted to lend securities or other assets up to 15% of total assets. The Fund would also have the flexibility to invest, consistent with its investment objective, in loans, loan participations, and other forms of direct debt instruments. Direct debt instruments are interests in amounts owed to lenders or lending syndicates or other parties. As the beneficial owner of a direct debt instrument, the Fund would be entitled to receive payments of principal, interest and any fees to which it is entitled. If the Fund acquires an indirect interest in a loan (E.G., a loan participation), the Fund would be entitled to receive these payments only from the lender selling the participation. The Fund generally would have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan. It would be subject to the credit risk of both the borrower and the lender selling the participation.

CURRENT TEXT (FUNDAMENTAL)

[The Fund may not...] make loans, except that the fund may purchase debt securities and enter into repurchase agreements and make loans of portfolio securities.

 PROPOSED TEXT (FUNDAMENTAL)

[The Fund may not...] lend any security or make any other loan if, as a result, more than 15% of its total assets would be lent to third parties, but this limitation does not apply to purchases of debt securities or to repurchase agreements.

 PROPOSED TEXT (NON-FUNDAMENTAL)

The Fund does not currently intend to lend portfolio securities or other assets to third parties, except by acquiring loans, loan participations, or other forms of direct debt instruments. (This limitation does not apply to purchases of debt securities or to repurchase agreements.)

RESTRICTIONS PROPOSED TO BE ELIMINATED

 None of the following investment restrictions are required under the 1940 Act. Many were originally adopted in response to state law restrictions or interpretations that no longer apply to the Fund. Therefore, in order to increase the ability of Fund management to manage the Fund's assets effectively and efficiently in response to market and regulatory change, it is proposed that these investment restrictions, which are currently listed as fundamental, be eliminated. Further explanations pertaining to specific restrictions are set forth below.

4B. PLEDGING ASSETS

 In certain circumstances this restriction could interfere with the Fund's ability to borrow temporarily for extraordinary or emergency purposes. The Fund's current borrowing limits would remain unchanged.

CURRENT TEXT

[The Fund may not...] mortgage, pledge, or hypothecate any of its assets, provided that this restriction shall not apply to the transfer of securities in connection with any permissible borrowing.

4C. AFFILIATED OWNERSHIP

 The purposes intended to be served by this restriction are covered by the Fund's Code of Ethics and by separate provisions of the 1940 Act.

 CURRENT TEXT

[The Fund may not...] purchase or retain the securities of any issuer, if those individual officers and Directors of the fund, its investment adviser or principal underwriter, each owning beneficially more than 1/2 of 1% of the securities of such issuer, together own more than 5% of the securities of such issuer.

4D. UNSEASONED ISSUERS

 This restriction was adopted in response to state regulation which no longer applies. Because newly formed companies have no proven track record in business, their prospects may be uncertain. Their securities may fluctuate in price more widely than securities of established companies. Elimination of this restriction will provide the Fund with greater investment flexibility, subject to its investment objectives and policies. Retaining such a restriction could, among other things, preclude the Fund from making otherwise attractive investments in newly-formed companies issuing asset-backed securities.

 CURRENT TEXT

[The Fund may not...] invest more than 5% of its total assets in securities of companies having, together with their predecessors, a record of less than three years of continuous operation.

RESTRICTIONS PROPOSED TO BE REVISED AND RECLASSIFIED AS NON-FUNDAMENTAL

4E. RESTRICTED/ILLIQUID SECURITIES

 The Fund has a fundamental policy prohibiting the acquisition of "restricted securities" (I.E., securities with legal or contractual limitations on transfer) and other securities for which there is no readily available market. This policy is not required to be fundamental under the 1940 Act.
Historically, there has been a concern that restricted securities, which typically cannot be resold to the public, may be difficult for a mutual fund to sell at approximately the value at which the fund is carrying the investment. Restricted securities may or may not be illiquid, however. Some restricted securities are actively traded among institutional investors and thus highly liquid in the marketplace. Investors would be protected by the proposed, non-fundamental investment restriction covering illiquid securities. The proposed increase in the limit on these investments, from 10% to 15% of total assets, is consistent with current regulatory standards applicable to all non-money market mutual funds.

CURRENT TEXT (FUNDAMENTAL)
[The Fund may not...] acquire securities subject to restrictions on disposition or securities for which there is no readily available market or OTC options for which there is no secondary market, or enter into repurchase agreements or purchase time deposits maturings in more than seven day, if, immediately after and as a result, the value of such securities would exceed in the aggregate 10% of the fund's total assets.

 PROPOSED TEXT (NON-FUNDAMENTAL)

The Fund will not invest more than 15% of the value of its net assets in illiquid securities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE PROPOSED CHANGES TO FUNDAMENTAL INVESTMENT RESTRICTIONS.

5. RATIFICATION OF THE SELECTION BY THE BOARD OF DIRECTORS OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANT

Shareholders are requested to ratify the selection by the Board of Directors (including a majority of the directors who are not "interested persons"of the Fund as that term is defined in the 1940 Act) of Deloitte & Touche LLP as independent accountant for the Fund for the fiscal year 2000. In addition to the normal audit services, Deloitte & Touche LLP provides services in connection with the preparation and review of federal and state tax returns for the Fund. Deloitte & Touche LLP has served as the Fund's independent accountant since the Fund's inception and has advised the Fund that it has no material direct or indirect financial interest in the Fund or its affiliates. The Fund's Audit Committee recommended that Deloitte & Touche LLP be selected as the Fund's independent accountant for the current fiscal year. The employment of the accountant is conditioned upon the right of the Fund to terminate such employment forthwith without any penalty. No representative of Deloitte & Touche LLP is expected to attend the Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF ITS SELECTION OF DELOITTE & TOUCHE LLP.

OTHER MATTERS

Neither the persons named in the enclosed Proxy nor the Board of Directors are aware of any matters that will be presented for action at the meeting other than the matters set forth herein. If any other matters requiring a vote of shareholders arise, the proxies in the accompanying form will confer upon the person or persons entitled to vote the Shares they represent a discretionary authority to vote the Shares in respect to any such other matters in accordance with their best judgment in the interest of the Fund and its shareholders.

SHAREHOLDER PROPOSALS

Any shareholder proposals for inclusion in proxy solicitation material for a shareholders meeting should be submitted to the Secretary of the Fund, at the Fund's principal executive offices, 333 South Hope Street, Los Angeles, CA 90071. Any such proposals must comply with the requirements of rule 14a-8 under the Securities Exchange Act of 1934.

Under the laws of Maryland, where the Fund is incorporated, and the Fund's Articles of Incorporation and By-Laws, the Fund is not required to hold regular meetings of shareholders. Under the 1940 Act, a vote of shareholders is required from time to time for particular matters but not necessarily on an annual basis. As a result, the Fund does not expect to hold shareholders meetings on a regular basis, and any shareholder proposal received may not be considered until such a meeting is held.

GENERAL INFORMATION

Capital Research and Management Company is the investment adviser to the Fund and is located at 333 South Hope Street, Los Angeles, CA 90071 and 135 South State College Boulevard, Brea, CA 92821. American Funds Distributors, Inc. is the principal underwriter of the Fund's shares and is located at the Los Angeles and Brea addresses above and also at 3500 Wiseman Boulevard, San Antonio, TX 78251, 8332 Woodfield Crossing Boulevard, Indianapolis, IN 46240, and 5300 Robin Hood Road, Norfolk, VA 23513.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Fund. The Fund will pay the cost of soliciting proxies, consisting of printing, handling and mailing of the Proxies and related materials. In addition to solicitation by mail, certain officers and directors of the Fund, who will receive no extra compensation for their services, may solicit by telephone, telegram or personally. WE URGE ALL SHAREHOLDERS TO MARK, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE YOUR PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY INSERT.

YOU MAY OBTAIN A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT,
WITHOUT CHARGE,
BY WRITING TO THE SECRETARY OF THE FUND AT 333 SOUTH HOPE STREET, LOS ANGELES, LOS ANGELES, CA 90071 OR BY TELEPHONING 800/421-0180. THESE REQUESTS WILL BE HONORED WITHIN THREE BUSINESS DAYS OF RECEIPT.

By Order of the Board of Directors
  /s/ Julie F. Williams
  JULIE F. WILLIAMS
  Secretary


September 23, 1999

 THIS NOTICE OF MEETING AND PROXY
 STATEMENT HAS BEEN PRINTED ON RECYCLED
 PAPER THAT MEETS THE GUIDELINES OF THE
 UNITED STATES ENVIRONMENTAL PROTECTION AGENCY.


                                  Appendix A
                          DESCRIPTION OF BOND RATINGS

MOODY'S INVESTORS SERVICE, INC. rates the long-term debt securities issued by various entities from "Aaa" to "C," according to quality as described below:

"AAA -- Best quality. These securities carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues."

"AA -- High quality by all standards. They are rated lower than the best bond because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat greater."

"A -- Upper medium grade obligations. These bonds possess many favorable investment attributes. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future."

"BAA -- Medium grade obligations. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well."

"BA -- Have speculative elements; future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Bonds in this class are characterized by uncertainty of position."

"B -- Generally lack characteristics of the desirable investment; assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small."

"CAA -- Of poor standing. Issues may be in default or there may be present elements of danger with respect to principal or interest."

"CA -- Speculative in a high degree; often in default or have other marked shortcomings."

"C -- Lowest rated class of bonds; can be regarded as having extremely poor prospects of ever attaining any real investment standing."

STANDARD & POOR'S CORPORATION rates the long-term securities debt of various entities in categories ranging from "AAA" to "D" according to quality as described below:

"AAA -- Highest rating. Capacity to pay interest and repay principal is extremely strong."

"AA -- High grade. Very strong capacity to pay interest and repay principal. Generally, these bonds differ from AAA issues only in a small degree."

"A -- Have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of change in circumstances and economic conditions, than debt in higher rated categories."

"BBB -- Regarded as having adequate capacity to pay interest and repay principal. These bonds normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal than for debt in higher rated categories."

"BB, B, CCC, CC, C -- Regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions."

"C1 -- Reserved for income bonds on which no interest is being paid."

"D -- In default and payment of interest and/or repayment of principal is in arrears."

PROXY CARD CAPITAL WORLD BOND FUND, INC.                 PROXY CARD

 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND
 FOR THE MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 18, 1999

The undersigned hereby appoints Michael J. Downer, Paul G. Haaga, Jr., Anthony
W. Hynes, Jr., and Julie F. Williams, and each of them, his/her true and lawful agents and proxies with full power of substitution to represent the undersigned at the Meeting of Shareholders to be held at the Office of The Capital Group Companies, Inc., 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California, on Thursday, November 18, 1999 at 3:00 p.m., on all matters coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER YOU DIRECTED. IF NO DIRECTION IS GIVEN, WITH RESPECT TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3, 4 AND 5.

 CONTROL NUMBER:

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN INDIVIDUALLY. CORPORATE PROXIES SHOULD BE SIGNED IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. FIDUCIARIES SHOULD GIVE FULL TITLES.

 Signature-------------------------
 Signature of joint owner, if any---------------------
 Date -------------------

                         CAPITAL WORLD BOND FUND, INC.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: []

1.     Election of Directors:                                          FOR ALL       WITHHOLD      FOR ALL
                                                                                     ALL           EXCEPT



       01 Richard G. Capen              06 Leonard R. Fuller           []            []            []
       02 H. Frederick Christie         07 Abner D. Goldstine
       03 Don R. Conlan                 08 Paul G. Haaga, Jr.
       04 Diane C. Creel                09 Richard G. Newman
       05 Martin Fenton                 10 Frank M. Sanchez

 To withhold your vote for any individual nominee, mark the For All Except box and write the nominee's number on the line provided below.
 _____________________________________________________________________

                                                                      FOR        AGAINST        ABSTAIN
2.     Approval of an amendment to the Articles of
       Incorporation reducing the par value
       per share:                                                     []         []             []
3.     Approval of proposal to permit the Fund to invest up
       to 25% of its net assets in below
       investment grade debt securities:                              []         []             []
4.     Approval of the proposed changes to the Fund's                 []         []             []
       investment restrictions.
       4A. Amend restriction regarding lending activities             []         []             []
       4B. Eliminate restriction on pledging assets                   []         []             []
       4C. Eliminate restriction regarding affiliated ownership       []         []             []
       4D. Eliminate restriction regarding investments in
           unseasoned issuers                                         []         []             []
       4E. Reclassify restriction regarding purchasing restricted/
           illiquid securities as a non-fundamental restriction       []         []             []
5.     Ratification of selection of Deloitte & Touche LLP             []         []             []
       as independent accountant:

In their discretion, upon other matters as may properly come before the meeting.


                            IMPORTANT

SHAREHOLDERS CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF
SENDING FOLLOW-UP LETTERS BY PROMPTLY RETURNING THE ENCLOSED PROXY.